UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 5, 2008
Irvine Sensors Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08402	33-0280334

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 549-8211
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 5, 2008, Irvine Sensors Corporation (the “Company”) received a Nasdaq Staff Determination (the “Staff Determination”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4), and that the Company’s securities are, therefore, subject to delisting from The Nasdaq Capital Market. Accordingly, unless the Company requests a hearing to appeal the Staff Determination before a Nasdaq Listing Qualifications Panel (the “Panel”), the Staff Determination states that trading of the Company’s common stock will be suspended at the opening of business on June 16, 2008 and the Company’s securities will be delisted from The Nasdaq Stock Market. The Company intends to request such a hearing before the Panel and present the Company’s plan for regaining compliance. Submission of a hearing request not later than 4:00 p.m. Eastern Time on June 12, 2008 will stay the suspension of trading of the Company’s common stock and the delisting of the Company’s securities pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.
     The Staff Determination states that historically, the Panel has generally viewed a reverse stock split in 30 to 60 days as the only definitive plan acceptable to resolve a bid price deficiency, but that the Panel could allow up to 180 calendar days from the date of the Staff Determination if the Panel deems it appropriate. The Company has already filed a preliminary proxy statement with the Securities and Exchange Commission on May 21, 2008 which contains a proposal to be voted upon by stockholders at the Company’s Annual Meeting for the authority to effectuate a reverse stock split should such action be required to maintain Nasdaq listing.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     All statements included in this Current Report on Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating the approval of a reverse stock split by the Company’s stockholders and the Company’s ability to regain compliance with Nasdaq listing requirements within the time period specified above. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by the Company herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the ability of the Company to file a definitive proxy statement and hold its Annual Meeting of Stockholders in a timely manner, the possibility that the Company’s stockholders will not approve a reverse stock split, the possibility that the Company’s plan for regaining compliance with Nasdaq listing requirements will not be satisfactory to the Nasdaq Panel and/or that the Nasdaq Panel will not grant the Company’s request, the Company’s stock price could decline further, and such other factors described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Irvine Sensors Corporation, dated June 10, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Irvine Sensors Corporation (Registrant)

Dated: June 10, 2008	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Irvine Sensors Corporation, dated June 10, 2008